Exhibit 99.1

HANCOCK FABRICS REPORTS OPERATING INCOME OF $4.0 MILLION FOR THE 2013 FISCAL YEAR, AN INCREASE OF $5.2 MILLION OVER LAST YEAR - FIRST POSITIVE OPERATING INCOME SINCE 2009

BALDWYN, MS, April 25, 2014 – Hancock Fabrics, Inc. (OTC symbol: HKFI) today announced financial results for its fourth quarter and 2013 fiscal year ended January 25, 2014.

Financial results for the fourth quarter include:

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Net sales for the quarter were $81.3 million compared to $81.7 million in the prior year. Comparable store sales declined by only 0.3% despite unusually severe winter weather, which impacted numerous markets.

●

Gross profit for the fourth quarter increased by 190 basis points to 41.0% as compared to 39.1% for the fourth quarter of the prior year. This follows a 330 basis point improvement in the fourth quarter of 2012 compared to the same period of 2011.

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Selling, general and administrative expenses for the quarter, including depreciation and amortization, increased to 37.1% of net sales from 35.6% due to additional store labor, to ensure service levels during the Christmas season, and additional advertising, partially offset by a reduction in professional fees.

●	Operating income for the quarter was $3.1 million compared to $2.8 million in the fourth quarter last year.

●

EBITDA, a non-GAAP measure, which is defined as earnings (loss) before interest, taxes, depreciation and amortization, improved slightly to $4.3 million for the quarter from $4.2 million for the same period last year.

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Net income improved $2.3 million to income of $1.7 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2013 compared to a net loss of $0.6 million, or $0.03 per basic share in the fourth quarter of fiscal 2012.

●

At quarter end, the Company had outstanding borrowings under its revolving line of credit of $55.5 million, a term loan balance of $15.0 million and outstanding letters of credit of $6.4 million. Additional amounts available to borrow under its revolving line of credit at the end of the quarter were $16.6 million. The balance of the Company’s subordinated debt was $8.2 million at quarter end.

Fiscal 2013 financial results include:

●	Net sales for fiscal year 2013 were $276.0 million compared to $278.0 million last year and comparable store sales declined by 0.1% following a 2.9% increase in the previous year.

●

Gross profit for fiscal 2013 improved by 270 basis points to 43.0% as compared to 40.3% for the prior year. A majority of the savings came from improvements to our pricing strategy, with some savings in freight and warehousing.

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Selling, general and administrative expenses for fiscal 2013, including depreciation and amortization increased to 41.5% of sales from 40.7% from the prior year. This increase was driven by marketing costs, increased store and corporate payroll and incentive compensation partially offset by commission income and reductions in professional fees.

●	Operating income improved by $5.2 million for fiscal 2013 to income of $4.0 million from a loss of $1.2 million for fiscal 2012.

●	EBITDA increased 112% or $4.6 million to $8.7 million for fiscal 2013 compared to $4.1 million for last year.

●	The net loss was reduced by 78% or $6.6 million to $1.9 million, or $0.09 per basic share, for fiscal year 2013, compared to a net loss of $8.5 million, or $0.42 per basic share for fiscal year 2012.

The board of directors of the Company has approved submitting a proposal to the Company stockholders at its 2014 annual meeting to approve an amendment to its certificate of incorporation for the purpose of effecting a thousand for one reverse stock split. In lieu of issuing any fractional post-reverse stock split shares that would result from the reverse stock split, the Company would make a cash payment for any fractional share interest based on $1.20 per pre-reverse split share. If approved, the Company expects the reverse stock split to reduce the number of holders of its common stock in order to permit the Company to go private by terminating the registration of its common stock under the Exchange Act and its requirement to file periodic and other reports with the SEC. The stockholder vote will take place at the Company’s regularly scheduled annual meeting, currently anticipated to take place August 15, 2014.

Steve Morgan, President and Chief Executive Officer commented, “We are encouraged with the results of the operating income for the fourth quarter and the improvement for the fiscal year. Operating income for the fourth quarter of 2013 increased over 11% from 2012’s fourth quarter, which had already improved 171% over the fourth quarter of 2011. We are especially pleased to have improved in the fourth quarter despite the unusually severe weather experienced in the majority of our retail footprint. The improvements we are achieving continue to be driven by improvements to gross profit and mitigating increases in SG&A expenses. In addition to operational improvements, our focus on cash management is showing results as we have reduced cash used in operations by $5.6 million in fiscal 2013 compared to last year.”

Morgan continued, “As disclosed in this release, our board of directors has approved proposing a going private transaction via a reverse split to our stockholders. We believe that the proposed transaction would significantly reduce the expenses associated with being a public company, and allow our management team to focus more on maintaining and growing our operational improvements as well as providing liquidity to our smaller stockholders.”

Store Openings, Closings and Remodels

During the fourth quarter of 2013, the Company opened one new store and relocated two stores. For the 2013 fiscal year, three new stores opened, two closed, six stores were relocated and nine remodeled ending the year with 262 stores.

Hancock Fabrics, Inc. is committed to being the inspirational authority in fabric and sewing, serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company currently operates 262 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

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Contact:

James B. Brown

Executive Vice President and

Chief Financial Officer

662.365.6112

Forward-looking Statements

Statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward looking statements. These risks and uncertainties include, but are not limited to the following: our business and operating results may be adversely affected by the general economic conditions and the ongoing slow economic recovery; intense competition and adverse discounting actions taken by competitors, which could have a material effect on our operations; our merchandising initiatives and marketing emphasis may not provide expected results; changes in customer demands and failure to manage inventory effectively could adversely affect our operating results; our inability to effectively implement our growth strategy and access funds for future growth may have an adverse effect on sales growth; our ability to attract and retain skilled people is important to our success; we have significant indebtedness and interest rate increases could negatively impact profitability; our business is dependent on the ability to successfully access funds through capital markets and financial institutions and any inability to access funds may limit our ability to execute our business plan and restrict operations we rely on for future growth; significant changes in discount rates, mortality rates, actual investment return on pension assets, changes in consumer demand or purchase patterns and other factors could affect our earnings, equity, and pension contributions in future periods; business matters encountered by our suppliers may adversely impact our ability to meet our customers’ needs; tightening of purchase terms by suppliers and their factories may have a negative impact on our business; we are vulnerable to risks associated with obtaining merchandise from foreign suppliers; transportation industry challenges and rising fuel costs may negatively impact our operating results; delays or interruptions in the flow of merchandise between our suppliers and/or our distribution center and our stores could adversely impact our operating results; changes in the labor market and in federal, state, or local regulations could have a negative impact on our business; taxing authorities could disagree with our tax treatment of certain deductions or transactions, resulting in unexpected tax assessments; our current cash resources might not be sufficient to meet our expected near-term cash needs; a disruption in our information systems would negatively impact our business; a failure to adequately maintain the security of confidential information could have an adverse effect on our business; failure to comply with various laws and regulations as well as litigation developments could adversely affect our business operations and financial performance; we may not be able to maintain or negotiate favorable lease terms for our retail stores; changes in accounting principles may have a negative impact on our reported results; our results may be adversely affected by serious disruptions or catastrophic events, including geo-political events and weather; changes in newspaper subscription rates may result in reduced exposure to our circular advertisement; the proposed going private transaction may not necessarily result in the anticipated cost savings and benefits; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, results of operations, cash flow and financial condition; new regulations related to “conflict minerals” may force us to incur additional expenses, may make our supply chain more complex and may result in damage to our reputation with customers; there are risks associated with our common stock trading on the OTC Markets, formerly known as the “Pink Sheets”; our stock price has been volatile and could decrease in value; future sales of our common stock could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which could result in a decline in the trading price of shares of our common stock; we do not expect to pay cash dividends on shares of our common stock for the foreseeable future and other risks and uncertainties discussed in the Company’s Securities and Exchange Commission (“SEC”) filings, including the risk factors set forth in Item 1A of the Company's Annual Report on Form 10-K for the year ended January 25, 2014 and the Company’s other reports with the SEC. The Company undertakes no obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.

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HANCOCK FABRICS, INC.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
(in thousands, except for share amounts)	January 25, 2014	January 26, 2013
Assets
Current assets:
Cash and cash equivalents	$1,806	$4,062
Receivables, less allowance for doubtful accounts	5,259	3,817
Merchandise inventories, net	107,180	101,245
Prepaid expenses	2,107	2,552
Total current assets	116,352	111,676

Property and equipment, net	33,409	33,571
Goodwill	2,880	2,880
Other assets, net	2,431	2,405
Total assets	$155,072	$150,532

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$20,466	$18,702
Accrued liabilities	13,742	13,995
Total current liabilities	34,208	32,697

Long-term debt obligations, net	78,691	69,374
Capital lease obligations	2,605	2,807
Postretirement benefits other than pensions	2,728	2,481
Pension and SERP liabilities	28,407	35,115
Other liabilities	5,351	5,567
Total liabilities	151,990	148,041

Commitments and contingencies
Shareholders' equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 35,116,436 and 34,978,210 issued and 21,641,004 and 21,570,797 outstanding, respectively	351	350
Additional paid-in capital	91,360	90,720
Retained earnings	94,484	96,426
Treasury stock, at cost, 13,475,432 and 13,407,413 shares held, respectively	(153,793)	(153,740)
Accumulated other comprehensive loss	(29,320)	(31,265)
Total shareholders' equity	3,082	2,491
Total liabilities and shareholders' equity	$155,072	$150,532

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HANCOCK FABRICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)	(unaudited)
	Thirteen Weeks Ended
	January 25, 2014	% of net sales	January 26, 2013	% of net sales

Net sales	$81,345	100.0%	$81,724	100.0%
Cost of goods sold	47,988	59.0	49,795	60.9

Gross profit	33,357	41.0	31,929	39.1

Selling, general and administrative expenses	29,271	36.0	28,189	34.5
Depreciation and amortization	941	1.1	911	1.1

Operating income	3,145	3.9	2,829	3.5

Interest expense, net	1,398	1.8	3,383	4.1

Income (loss) before income taxes	1,747	2.1	(554)	(0.6)
Income taxes	-	-	-	-

Net income (loss)	$1,747	2.1%	$(554)	(0.6)%

Earnings (loss) per share:
Basic earnings (loss) per share	$0.08		$(0.03)

Diluted earnings (loss) per share	$0.07		$(0.03)

Weighted average shares outstanding:
Basic	20,776		20,306

Diluted	25,256		20,306

	Fifty-two Weeks Ended
	January 25, 2014	% of net sales	January 26, 2013	% of net sales

Net sales	$276,030	100.0%	$277,989	100.0%
Cost of goods sold	157,275	57.0	165,852	59.7

Gross profit	118,755	43.0	112,137	40.3

Selling, general and administrative expenses	111,107	40.2	109,653	39.4
Depreciation and amortization	3,623	1.3	3,717	1.3

Operating income (loss)	4,025	1.5	(1,233)	(0.4)

Interest expense, net	5,967	2.2	7,277	2.6

Loss before income taxes	(1,942)	(0.7)	(8,510)	(3.0)
Income taxes	-	-	-	-

Net loss	$(1,942)	(0.7)%	$(8,510)	(3.0)%

Basic and diluted loss per share:
Net loss	$(0.09)		$(0.42)

Weighted average shares outstanding:
Basic and diluted	20,562		20,046

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Supplemental Disclosures Regarding Non-GAAP Financial Information

The Company has presented Earnings (Loss) before Interest, Taxes, Depreciation and Amortization (“EBITDA”) in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company defines EBITDA as earnings (loss) before interest, income taxes, depreciation and amortization. The Company uses EBITDA, among other things, to evaluate operating performance, to plan and forecast future periods’ operating performance, and as an incentive compensation target for certain management personnel.

As EBITDA is not a measure of operating performance or liquidity calculated in accordance with U.S. GAAP, this measure should not be considered in isolation of, or as a substitute for, net income (loss), as an indicator of operating performance, or net cash provided by (used in) operating activities as an indicator of liquidity.  Our computation of EBITDA may differ from similarly titled measures used by other companies. As EBITDA excludes certain financial information compared with net income (loss) and net cash provided by (used in) operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA to net income (loss) and net cash provided by (used in) operating activities.

Hancock Fabrics, Inc.

Reconciliation of EBITDA

(unaudited)	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 25,	January 26,	January 25,	January 26,
(in thousands)	2014	2013	2014	2013

Net cash provided by (used in) operating activities	$5,826	$6,426	$(5,700)	$(11,278)
Depreciation and amortization, including cost of goods sold	(1,159)	(1,381)	(4,693)	(5,352)
Amortization of deferred loan costs	(186)	(280)	(720)	(466)
Amortization of bond discount	-	(1,388)	(379)	(3,136)
Stock-based compensation	(134)	(25)	(623)	(718)
Inventory valuation reserve	466	95	(431)	634
Other	(76)	12	(324)	(360)
Changes in assets and liabilities	(2,990)	(4,013)	10,928	12,166

Net income (loss)	1,747	(554)	(1,942)	(8,510)
Interest expense, net	1,398	3,383	5,967	7,277
Depreciation and amortization, including cost of goods sold	1,159	1,381	4,693	5,352

EBITDA	$4,304	$4,210	$8,718	$4,119

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